Exhibit 3.1

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                             KNOCKOUT HOLDINGS, INC.

Amended and Restated as of February 24, 2005

                               ARTICLE I - OFFICES

         Section 1. The registered office shall be in the City of Wilmington, New Castle County, Delaware.

         Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine, or the business of the corporation may require.

                      ARTICLE II - MEETINGS OF STOCKHOLDERS

         Section 1. All meetings of the stockholders for election of directors shall be held in Wilmington, Delaware, at such place as may be fixed from time to time by the Board of Directors, or at such other place, either within or without Delaware as shall be designated from time be stated in the notice of meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual meetings of the stockholders shall be held no later than one hundred twenty (120) days after the close of the corporation's fiscal year. If the designated day is a legal holiday, then the annual meeting shall be held on the next secular day following or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of meeting, at which they shall elect by a plurality vote by written ballot a Board of Directors, and transact other business as may properly be brought before the meeting.

         Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty (60) days before the date of the meeting.

         Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. Information contained in the list may only be used by a stockholder for a proper corporate purpose and may not be disclosed to third parties. The corporation shall not be required to provide a copy of the list of stockholders to any person.


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         Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Chairman of the Board and shall be called by the Chief Executive Officer or Secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting to the extent required by Delaware law.

         Section 6. Written or electronic notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting. Whenever notice is required to be given by law, the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

         Section 7. Business transacted at any special meeting of stockholders shall be limited to the extent required by Delaware law.

         Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder on record entitled to vote at the meeting.

         Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

         Section 10. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date unless the proxy provides for a longer period.

                             ARTICLE III - DIRECTORS

         Section 1. The board of directors shall consist of one (1) or more members. A director shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and any director elected shall hold office until his successor is elected and qualified. A director need not be a stockholder.



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         Section 2. The Board of Directors shall elect a Chairman of the Board, who may appoint a Vice Chairman. The Chairman of the Board shall preside, when present, at all meetings of the stockholders and directors and in the absence or disability of the Chairman of the Board, the Vice Chairman shall preside at all such meetings.

         Section 3. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery of the State of Delaware may, upon application of any stockholder or stockholders holding at least ten percent of the total number of shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

         Section 4. The business of the corporation shall be managed by its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

         Section 5. A director of the corporation may resign at any time by giving notice to the Board, the Chief Executive Officer or the Secretary of the corporation. Such resignation shall take effect on the date of receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 6. A director or directors may be removed with or without cause by the affirmative vote of the holders of a majority of all the shares of stock outstanding entitled to vote, at a special meeting of the stockholders called for such purposes.

                       Meetings of the Board of Directors

         Section 7. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 8. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum is present. In the event of the failure of stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings or waiver signed by all of the directors.

         Section 9. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.



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         Section 10. Special meetings of the Board of Directors may be called by the Chairman of the Board on three days' notice to each director, either personally or by mail or by telegram or by electronic transmission.

         Section 11. At all meetings of the Board, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting until a quorum shall be present. Any meeting of the Board of Directors or of any committee may be conducted through the use of any means of communication by which all members participating may simultaneously hear each other during the meeting and a member participating in a meeting by this means is deemed to be present in person at the meeting.

                             Committees of Directors

         Section 13. The Board of Directors may appoint an Executive Committee, an Audit Committee and a Compensation Committee, and may designate one or more additional committees, each committee to consist of two or more of the directors of the corporation who shall have been nominated by the Chairman of the Board. The Board may designate one or more directors who shall have been nominated by the Chairman of the Board as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation; provided, however, that, in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         Section 14. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                            Compensation of Directors

         Section 15. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefore. Members of committees may be allowed like compensation for attending committee meetings.

                              ARTICLE IV - NOTICES

         Section 1. Whenever, under the provisions of the statutes or the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram or by electronic transmission, and such notice shall be deemed to be given at the time when the same is transmitted.



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         Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                              ARTICLE V - OFFICERS

         Section 1. Number. The officers of the corporation shall be a Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Secretary and Treasurer, each of whom may be elected by the Board of Directors. Vice Presidents and other officers and assistant officers, as may be deemed necessary, may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except that neither the Chief Executive Officer nor the President may simultaneously serve as Secretary.

         Section 2. Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall, in general, supervise and control all of the business and affairs of the corporation. He or she may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed, may authorize the deposit of funds to the credit of the corporation in such banks, trust companies, cash accounts or other depositaries as he or she selects and, in general, shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time. In the absence or disability of the Chief Executive Officer, the Chairman of the Board shall perform the functions and duties of the Chief Executive Officer so long as such absence or disability continues. In the absence or disability of the Chairman of the Board, the President, at the discretion of the Board of Directors, shall perform the functions and duties of the Chief Executive Officer so long as such absence or disability continues.

         Section 3. President. The President shall have such duties and responsibilities as designated by the Chief Executive Officer and shall report to the Chief Executive Officer.

         Section 4. Chief Operating Officer. The Chief Operating Officer shall have such duties and responsibilities as designated by the Chief Executive Officer and shall report to the Chief Executive Officer.

         Section 5. Vice Presidents. Any Vice President(s) shall have such powers and duties as may, from time to time, be conferred by the Chief Executive Officer and, unless otherwise directed by the Chief Executive Officer, shall report to the President or such other officer as designated by the Chief Executive Officer.

         Section 6. Chief Financial Officer. The Chief Financial Officer shall have such duties and responsibilities as designated by the Chief Executive Officer and shall report to the Chief Executive Officer.



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         Section 7. Secretary. The Secretary shall: (a) keep the minutes of the stockholders' meetings and of the Board of Directors meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) have general charge of the stock transfer books of the corporation; and (f) in general perform all duties incident to the office of Secretary and such other duties as, from time to time, may be assigned to him or her by the Chief Executive Officer

         Section 8. Assistant Secretary. Any Assistant Secretary elected by the Board of Directors shall have the same duties as prescribed for the Secretary and shall perform such duties at the direction of the Secretary to assist the Secretary, and, in the absence of the Secretary at the direction of the Chief Executive Officer, and otherwise as directed, from time to time, by the Board of Directors.

         Section 9. Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine. He or she shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as, from time to time, may be assigned to him or her by the Chief Executive Officer or the Board of Directors. The Treasurer shall report to the Chief Executive Officer.

         Section 10. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

         Section 11. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

         Section 12. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

                       ARTICLE VI - CERTIFICATES OF STOCK

         Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by or in the name of the corporation by the Chairman of the Board and the Secretary of the corporation, or as otherwise designated by the Board of Directors consistent with Delaware law, certifying the number of shares owned by him in the corporation.

         Section 2. Where a certificate is countersigned (a) by a transfer agent other than the corporation or its employee; or (b) by a registrar other than the corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.



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                                Lost Certificates

         Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed. The owner of such lost, stolen or destroyed certificate shall bear all costs, including the corporation's internal administrative expenses, associated with the issuance of a new certificate.

                                Transfer of Stock

         Section 4. Upon surrender to the corporation or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

                          Transfer Agent and Registrar

         Section 5. The corporation may, if and whenever the Board of Directors shall so determine, maintain one or more transfer offices or agencies within or without the State of Delaware, each in charge of a transfer agent or agents designated by the Board of Directors, where the shares of the corporation shall be directly transferable, and also one or more registry offices, each in charge of a registrar or registrars designated by the Board of Directors, where such shares shall be so registered, and no certificate for shares of the corporation in respect of which a transfer agent or registrar shall have been designated shall be valid unless countersigned by such transfer agent and registered by such registrar. The Board of Directors may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of share certificates of the corporation.

                               Fixing Record Date

         Section 6. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                             Registered Stockholders

         Section 7. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or in interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.



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                        ARTICLE VII - GENERAL PROVISIONS

         Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

         Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                Annual Statement

         Section 3. The Board of Directors shall present at each annual meeting of the stockholders a statement of the business and financial condition of the corporation.

                                     Checks

         Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                   Fiscal Year

         Section 5. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

                            ARTICLE VIII - AMENDMENTS

         Section 1. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the Board of Directors, at any regular meeting of the stockholders or of the Board of Directors, or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting.

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